Exhibit 10.3

Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of [DATE] by and between Lakewood-Amedex Biotherapeutics Inc., a Nevada corporation (the “Corporation”) and [NONEMPLOYEE NAME] (the “Participant”).

Grant Date: ____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

1. Grant of Option.

1.1 Grant; Type of Option. The Corporation hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Corporation equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Corporation’s 2020 Equity Incentive Plan (the “Plan”).

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Corporation and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Vesting and Exercisability.

2.1 Vesting and Exercisability of Option. The Option will become vested and exercisable with respect to [NUMBER] Option Shares on [VESTING SCHEDULE], subject to the Participant’s continued service with the Corporation or any Affiliate through the applicable vesting date.

2.2 Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Exercisability of Options Following Termination of Service.

3.1 Forfeiture of Unvested Options. In the event of the Participant’s service with the Corporation or any Affiliate is terminated for any reason, any unvested Options shall immediately terminate and cease to be exercisable.

3.2 Exercisability of Vested Options Following Termination of Service.

(a) Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s service with the Corporation or any Affiliate is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 90 days following the termination of the Participant’s service with the Corporation or any Affiliate or (b) the Expiration Date.

(b) Termination for Cause. If the Participant’s service with the Corporation or any Affiliate is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

(c) Termination due to Disability. If the Participant’s service with the Corporation or any Affiliate terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) the date 12 months following the Participant’s termination of service with the Corporation or any Affiliate or (b) the Expiration Date.

(d) Termination due to Death. If the Participant’s service with the Corporation or any Affiliate terminates as a result of the Participant’s death, or the Participant dies within a period following termination of the Participant’s service with the Corporation or any Affiliate during which the vested portion of the Option remains exercisable, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Participant’s death or (b) the Expiration Date.

4. Manner of Exercise.

4.1 Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Corporation a notice of exercise in the manner designated by the Committee.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Corporation verifying that such person has the legal right to exercise the Option.

4.2 Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise in the manner designated by the Committee.

4.3 Withholding. Prior to the issuance of Option Shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Corporation to pay or provide for any applicable federal, state and local withholding obligations of the Corporation. The Participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a) tendering a cash payment; or

(b) delivering to the Corporation previously owned and unencumbered shares of Common Stock.

The Corporation has the right to withhold from any compensation paid to a Participant.

5. Public Offering. The Participant agrees that in the event that the Corporation files a registration statement under the Securities Act with respect to an underwritten public offering of any Shares, the Corporation (or a representative of the underwriters) may require that the Participant not sell or otherwise transfer or dispose of any Option Shares during such period (not to exceed 180 days) following the effective date of the registration statement. The Participant further understands that the Corporation may impose stop-transfer instructions with respect to securities subject to these restrictions until the end of such period.

6. Transferability of Option Shares; Certificates.

6.1 Pre-Public Offering. Prior to an initial public offering (IPO), no Option Shares may be transferred or disposed of in any way by the Participant, except by will or the laws of descent and distribution, or pursuant to this Agreement.

6.2 Issuance of Option Shares. Subject to Section 6.3, provided that the exercise notice and payment are in form and substance satisfactory to the Corporation, the Corporation shall issue the Option Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Option Shares with the appropriate legends affixed thereto.

6.3 Issuance of Option Shares May Be Postponed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of Option Shares, whether subject to restrictions or unrestricted, may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of the Option Shares. The Corporation shall not be obligated to issue or deliver any Option Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or any regulation of any governmental authority or national securities exchange.

7. No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Corporation. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Corporation to terminate the Participant’s service with the Corporation or any Affiliate at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Option Shares prior to the date of exercise of the Option.

8. Transferability of Option. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

9. Change of Control.

9.1 Acceleration of Vesting. [In the event of a Change of Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Option Shares. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change of Control with respect to the Option Shares received.

9.2 Cash-out. In the event of a Change of Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other shareholders of the Corporation in the event. Notwithstanding the foregoing, if at the time of a Change of Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change of Control, the Committee may cancel the Option without the payment of consideration therefor.

10. Adjustments. The Option Shares may be adjusted or terminated in any manner as contemplated by Section 3(d) of the Plan.

11. Tax Liability and Withholding. Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Corporation (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Option Shares; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

12. Non-competition and Non-solicitation.

12.1 In consideration of the Option, the Participant agrees and covenants not to:

(a) contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Corporation and its Affiliates, including those engaged in the biotech, biopharma, or pharmaceutical business for a period of twelve (12) months following the Participant’s termination of service with the Corporation or any Affiliate;

(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Corporation or its Affiliates for a period of twelve (12) months following the Participant’s termination of service with the Corporation or any Affiliate; or

(c) directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, and instant message), attempt to contact or meet with the current customers of the Corporation or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Corporation or any of its Affiliates for a period of twelve (12) months following the Participant’s termination of service with the Corporation or any Affiliate.

12.2 In the event of a breach or threatened breach of any of the covenants contained in Section 14.1:

(a) any unvested portion of the Option shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan; and

(b) the Participant hereby consents and agrees that the Corporation shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.]

13. Compliance with Law. The exercise of the Option and the issuance and transfer of Option Shares shall be subject to compliance by the Corporation and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s shares of Common Stock may become listed. No Option Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel. The Participant understands that the Corporation is under no obligation to register the Option Shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to affect such compliance.

14. Notices. Any notice required to be delivered to the Corporation under this Agreement shall be in writing and addressed to the Secretary of the Corporation at the Corporation’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Corporation. Either party may designate another address in writing (or by such other method approved by the Corporation) from time to time.

15. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

16. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Corporation to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Corporation.

17. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Corporation’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18. Stockholders’ Agreement. Notwithstanding anything in this Agreement to the contrary, as a condition to the receipt of Option Shares, the Participant shall execute and become a party to any Stockholders’ Agreement then in place which may set forth certain restrictions on the transferability of the Option and such other terms as the Board or Committee shall from time to time establish.

19. Successors and Assigns. The Corporation may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Corporation at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Corporation. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Corporation.

22. Amendment. The Committee has the right to amend, alter, suspend, discontinue, or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

23. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LAKEWOOD-AMEDEX BIOTHERAPEUTICS, INC.

By:
Name:
Title:

[NONEMPLOYEE NAME]

By:
Name: